  First Health Group Corp. and Subsidiaries                EXHIBIT 11
  COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
  (Unaudited)

                                           Three Months Ended September 30,
                                                1999            1998
                                             -----------     -----------
  Net income .............................  $ 17,149,000    $ 22,250,000
                                             ===========     ===========
  Weighted average number of common shares
    outstanding:
    Shares outstanding from beginning
     of period ...........................    49,871,000      63,138,000

    Other issuances of common stock ......        69,000          62,000

    Purchases of treasury stock ..........      (341,000)       (732,000)
                                             -----------     -----------
  Weighted average common and common share
    equivalents...........................    49,599,000      62,468,000
                                             ===========     ===========
  Net income  per common share............  $        .35    $        .36
                                             ===========     ===========


                                          Nine Months Ended September 30,
                                                1999            1998
                                             -----------     -----------
  Net income .............................  $ 51,679,000    $ 68,675,000
                                             ===========     ===========
  Weighted average number of common shares
    outstanding:
    Shares outstanding from beginning
     of period ...........................    53,463,000      63,890,000

    Other issuances of common stock ......       157,000         881,000

    Purchases of treasury stock ..........    (2,625,000)     (1,749,000)
                                             -----------     -----------
  Weighted average common and common share
    equivalents...........................    50,995,000      63,022,000
                                             ===========     ===========
  Net income  per common share............  $       1.01    $       1.09
                                             ===========     ===========

  First Health Group Corp. and Subsidiaries                EXHIBIT 11
  COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
  (Unaudited)
  ----------------------------------------------------------------------
                                          Three Months Ended September 30,
                                                1999            1998
                                             -----------     -----------
  Net income .............................  $ 17,149,000    $ 22,250,000
                                             ===========     ===========
  Weighted average number of common shares
    outstanding:
    Shares outstanding from beginning
     of period ...........................    49,871,000      63,138,000

    Other issuances of common stock ......        69,000          62,000

    Purchases of treasury stock ..........      (341,000)       (732,000)

    Common Stock Equivalents:
    Additional equivalent shares issuable
     from assumed exercise of common
     stock options .......................       789,000       1,105,000
                                             -----------     -----------
  Weighted average common and common share
    equivalents...........................    50,388,000      63,573,000
                                             ===========     ===========
  Net income per common share.............  $        .34    $        .35
                                             ===========     ===========


                                           Nine Months Ended September 30,
                                                1999            1998
                                             -----------     -----------

  Net income .............................  $ 51,679,000    $ 68,675,000
                                             ===========     ===========
  Weighted average number of common shares
    outstanding:
    Shares outstanding from beginning
     of period ...........................    53,463,000      63,890,000

    Other issuances of common stock ......       157,000         881,000

    Purchases of treasury stock ..........    (2,625,000)     (1,749,000)

    Common Stock Equivalents:
    Additional equivalent shares issuable
      from assumed exercise of common
      stock options ......................       534,000       1,203,000
                                             -----------     -----------
  Weighted average common and common share
    equivalents...........................    51,529,000      64,225,000
                                             ===========     ===========
  Net income per common share.............  $       1.00    $       1.07
                                             ===========     ===========